
                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                 TENDER OF COMMON SHARES AND PREFERRED SHARES
                                      OF
                     MERIDIAN POINT REALTY TRUST VIII CO.
                                      TO
                           EASTGROUP-MERIDIAN, INC.
                         A WHOLLY-OWNED SUBSIDIARY OF
                          EASTGROUP PROPERTIES, INC.

                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)
  This form, or one substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing common shares, par value $0.001 per share (the "Common Shares"), or preferred shares, par value
$0.001 per share (the "Preferred Shares") (collectively, the Common Shares and the Preferred Shares are referred to herein as the "Shares"), of Meridian
Point Realty Trust VIII Co., a Missouri corporation, are not immediately available (or if the procedure for book-entry transfer cannot be completed on a timely basis), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). Such form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 2 of the Offer to Purchase.

                       THE DEPOSITARY FOR THE OFFER IS:
                       HARRIS TRUST COMPANY OF NEW YORK

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

                                       By Hand/Overnight
           By Mail:                        Delivery:                   By Facsimile:
     Wall Street Station                Receive Window                (212) 701-7636
       P.O. Box 1023                   Wall Street Plaza           Confirm by Telephone:
New York, New York 10268-1023      88 Pine Street, 19th Floor         (212) 701-7624
                                    New York, New York 10005


  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in a financial loss to the Eligible Institution.

Ladies and Gentlemen:

  The undersigned hereby tenders to EastGroup-Meridian, Inc., a Missouri corporation and a wholly-owned subsidiary of EastGroup Properties, Inc., a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 23, 1998, (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

    Number of Common Shares: _____________________________________________

    Number of Preferred Shares: __________________________________________

    Certificate No(s). (if available): ___________________________________

    Name(s) of Record Holder(s):  ________________________________________
                           (Please Type or Print)
    Address(es): _________________________________________________________
  ________________________________________________________________________
  ________________________________________________________________________
  ________________________________________________________________________
                                 (Zip Code)

  [_] CHECK BOX IF SHARES WILL BE TENDERED BY BOOK-ENTRY TRANSFER.

    Name of Tendering Institution: _______________________________________

    Account Number: ______________________________________________________

    Area Code and Telephone: _____________________________________________

    Signature(s) : _______________________________________________________

               ____________________________________________________________

    Dated:       , 1998

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member in good standing of the Security Transfer Agent's Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), (i) represents that the above named person(s) own(s) the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) represents that such tender of Shares complies with Rule 14e-4 under the Exchange Act; and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, within three trading days after the date hereof.

 Name of Firm: ________________________________________________________________

 Address: _____________________________________________________________________

 Zip Code: ____________________________________________________________________

 Area Code and Telephone Number: ______________________________________________

 Authorized Signature: ________________________________________________________

 Title: _______________________________________________________________________

 NAME: ________________________________________________________________________
                            (Please Type or Print)

 Date: __________________________________________________________________, 1998

 NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES REPRESENTING SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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